Exhibit 99.1
Riley Permian Reports Third Quarter 2026 Results
OKLAHOMA CITY, November 4, 2026 -- Riley Exploration Permian, Inc. (NYSE American: REPX) (“Riley Permian” or the “Company”), today reported financial and operating results for the third quarter ended September 30, 2026.
THIRD QUARTER 2026 HIGHLIGHTS
•Increased oil production by 20% quarter-over-quarter (+38% year-over-year) to 25.4 MBbls/d, with total equivalent production of 42.0 MBoe/d
•Grew operating cash flow 75% quarter-over-quarter (+75% year-over-year) to $111 million and $42 million of Total Free Cash Flow(1)
•Incurred total accrual capital expenditures before acquisitions of $53 million and cash capital expenditures before acquisitions of $66 million
•Reduced debt by 10% quarter-over-quarter (-35% year-over-year) to $245 million
ADDITIONAL UPDATES
•Commenced operations over the past seven weeks on new third-party water and gas infrastructure in New Mexico, including natural gas gathering and high pressure trunkline system developed over the past year
•Progressed organic resource expansion initiatives across the Red Lake asset, including evaluation of the San Andres formation with planned development activity beginning in the second quarter of 2027
•Retired 10.5% unsecured senior notes (“Senior Notes”) in October 2026
•Increased quarterly dividend by 5% to $0.42 per share in October 2026

MANAGEMENT COMMENTARY
The Company reported strong results across operating and financial metrics. Production growth was driven by new development well volumes from capital invested in prior quarters, as well as the return to production of select New Mexico wells following disruptions during the second quarter. Stronger natural gas and NGL realizations resulted in a $22 million positive swing in revenue compared to the second quarter, when we experienced negative revenue on those products. Core operating costs also improved on a per unit basis, contributing to stronger margins.
Bobby Riley, CEO and Chairman of the Board, stated, “Going forward, and based on current market conditions, we plan to continue investing significantly in the development of our assets, supported by our large and growing base of undeveloped inventory, improving third-party infrastructure conditions, and the currently supportive commodity price environment.”

___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1
THIRD QUARTER 2026 OPERATIONS AND DEVELOPMENT ACTIVITY RESULTS
Average Daily Production by State

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total Equivalent Production (MBoe/d)
Texas	27.7	17.2	24.1	17.0
New Mexico	14.3	15.1	13.2	10.1
Total	42.0	32.3	37.3	27.1

Oil Production (MBbls/d)
Texas	18.5	10.5	15.7	11.2
New Mexico	6.9	7.9	6.6	5.2
Total	25.4	18.4	22.3	16.4
Development Activity by State

	Three Months Ended September 30, 2026		Nine Months Ended September 30, 2026
	Gross(1)	Net(2)	Gross(1)	Net(2)
Wells Drilled
Texas	5	4.1	30	28.5
New Mexico	8	4.5	24	15.6
Total	13	8.6	54	44.1

Wells Completed
Texas	7	6.5	38	36.6
New Mexico	2	1.4	2	1.4
Total	9	7.9	40	38.0

Wells Turned to Sales
Texas	12	11.9	35	33.8
New Mexico	—	—	—	—
Total	12	11.9	35	33.8
___________________
(1)Gross wells are the total number of operated wells in which the Company has an interest
(2)Net wells are gross wells multiplied by our fractional working interest
Production increased in Texas for both the three months and nine months periods ending September 30, 2026, primarily from the contribution of new wells turned to sales. Year-to-date, all of the Company’s new wells turned to sales have been in Texas.
Production increased in New Mexico quarter-over-quarter primarily from the return to normal operations in most areas following shut-ins from third-party midstream constraints experienced in the second quarter. Production decreased in New Mexico year-over-year for the three months ended September 30, 2026, due to natural decline, as zero new wells were turned to sales since July 2025, while production increased year-over-year for the nine months ended September 30, 2026 as a result of workover activity and the acquisition of Silverback Exploration II, LLC and its subsidiaries on July 1, 2025.
Year-to-date, the Company drilled 44.1 net wells, completed 38.0 net wells and turned to sales 33.8 net wells. The Company exited the third quarter with 17.3 net drilled-but-uncompleted wells, including 2.6 net wells in Texas and 14.7 net wells in New Mexico, with an additional 5.9 net completed wells not yet turned to sales. Wells are scheduled to turn to sales in the coming quarters across both regions.

Exhibit 99.1
THIRD QUARTER 2026 FINANCIAL RESULTS
Revenues totaled $201 million, operating income was $107 million, operating cash flow was $111 million and net loss was $2 million, or $(0.11) per diluted share.
On a non-GAAP basis, Adjusted EBITDAX(1) was $117 million, cash flow from operations before changes in working capital(1) was $108 million, Total Free Cash Flow(1) was $42 million and Adjusted Net Income(1) was $56 million, or $2.66 per diluted share.
Average realized prices, before derivative settlements, were $83.63 per barrel of oil, $0.27 per Mcf of natural gas and $5.08 per barrel of natural gas liquids (“NGL”). Total revenues increased $35 million or 21% quarter-over-quarter, as higher volumes and positive natural gas and NGL revenue more than offset a $10.65/Bbl decline in realized oil price before derivative settlements.

The Company reported a $28 million realized loss on derivative settlements, reflecting cash settlements on financial contracts linked to crude oil prices, and a $72 million non-cash loss due to the changes in the fair value of derivatives that will settle in future periods for a combined $100 million net loss on derivatives. Unrealized derivatives reflect the accounting remeasurement of the Company’s derivative portfolio based on changes in the market value of contracts that remain open and do not represent current-period cash inflows or outflows.
Revenue net of derivative settlements increased $43 million or 33% quarter-over-quarter to $173 million, with oil accounting for 31% of the positive variance, natural gas and NGL accounting for 51% of the variance, and derivative settlements accounting for 18%.
Operating expenses included lease operating expense of $34 million, or $8.84 per Boe, which included $11 million in workover expense. Administrative costs were $9 million, or $2.27 per Boe and production and ad valorem taxes were $13 million or $3.30 per Boe.
The Company incurred $53 million in total accrued capital expenditures. On a cash basis, the Company had total capital expenditures of $66 million. The Company invested $2 million in its power-focused joint venture, RPC Power.
The Company reduced total debt by $28 million, including a $23 million decrease on the Credit Facility and $5 million reduction on the Senior Notes. As of September 30, 2026, the Company had $115 million of borrowings outstanding on its Credit Facility and $130 million principal value of its Senior Notes, for a combined principal value of debt of $245 million. Interest expense, net was $7 million.
The Company paid a cash dividend of $0.40 per share, for a total of $8 million. Subsequent to quarter-end, the Company declared a cash dividend of $0.42 per share, a 5% increase from the prior quarter. The Company completed zero buybacks during the quarter. As of September 30, 2026, there were 22.15 million shares outstanding, including unvested shares, a year-over-year increase of 0.7%.
INFRASTRUCTURE UPDATES
In December of 2025, we contracted with Targa Northern Delaware LLC (“Targa”) to construct new gathering and high-pressure trunkline infrastructure in Eddy County, New Mexico pursuant to the A&R Gas Purchase Agreement, to mitigate processing and takeaway constraints. On October 1, 2026, the new Targa pipeline system was placed in service.
In January of 2026, the Company entered into a 15-year water management services agreement with Waterbridge Stateline LLC to deliver a portion of its New Mexico produced water for disposal purposes within a specified dedicated area. The in-service date occurred on September 15, 2026.
The additional natural gas infrastructure and water management services agreement are expected to improve natural gas flow assurance and expand water handling capacity to support increased development of the Company’s New Mexico acreage position.

___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1
DEBT FINANCING UPDATES
On October 5, 2026, the Company voluntarily prepaid in full all of its outstanding Senior Notes, which was $130 million plus $0.2 million of accrued interest through the prepayment date. The Company funded the prepayment with borrowings under its existing revolving credit facility (“Credit Facility”).
On October 29, 2026, the Company entered into an amended and restated credit agreement to the Credit Facility, which among other things, increased the Company's borrowing base from $425 million to $450 million and increased the elected commitments from $400 million to $450 million. The maturity date was extended to October 2030, and the minimum hedging requirement was reduced to a rolling 18-month basis, down from 24 months.
POTENTIAL RESOURCE EXPANSION
The Company continues to advance geological and reservoir evaluation of the San Andres formation across its Red Lake asset, a productive interval located above the Blinebry and Paddock formations, where modern horizontal development has historically been concentrated. The Company’s evaluation incorporates well logs, seismic and other subsurface data, reservoir performance and depletion analysis, as well as recent results from industry development activity in the San Andres. Based on this work, the Company plans to allocate capital to initial development of the San Andres during the second quarter of 2027.

Exhibit 99.1

Selected Operating and Financial Data
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Selected Financial Data (in thousands):
Oil and natural gas sales, net	$201,203	$165,850	$106,852	$480,934	$294,703
Income from operations	$106,725	$87,232	$28,862	$237,627	$107,118
Net income (loss)	$(2,400)	$87,370	$16,340	$14,536	$75,443
Adjusted EBITDAX(1)	$117,287	$80,107	$64,041	$258,327	$194,514
Cash flow from operations	$111,303	$63,500	$63,650	$221,979	$147,671

Upstream accrual capital expenditures	$53,114	$86,599	$13,129	$186,800	$54,581
Upstream cash capital expenditures	$65,446	$67,931	$14,893	$163,507	$56,467
Total accrual capital expenditures	$53,114	$86,599	$18,019	$186,800	$69,805
Total cash capital expenditures	$65,581	$68,287	$29,027	$165,052	$76,895

Upstream Free Cash Flow(1)	$42,486	$6,613	$39,441	$73,653	$99,998
Total Free Cash Flow(1)	$42,351	$6,257	$25,307	$72,108	$79,570

Production Data, net:
Oil (MBbls)	2,340	1,933	1,690	6,087	4,478
Natural gas (MMcf)	3,898	3,241	3,380	10,920	7,821
NGLs (MBbls)	876	645	722	2,281	1,609
Total equivalent (MBoe)	3,866	3,118	2,975	10,188	7,391

Daily equivalent production (Boe/d)	42,022	34,264	32,337	37,319	27,073
Daily oil production (Bbls/d)	25,435	21,242	18,370	22,297	16,403

Average Realized Prices:(2)
Oil ($ per Bbl)	$83.63	$94.28	$63.94	$82.62	$65.33
Natural gas ($ per Mcf)	$0.27	$(4.12)	$(0.21)	$(1.71)	$0.00
NGLs ($ per Bbl)	$5.08	$(4.71)	$(0.66)	$(1.46)	$1.34

Average Realized Prices, including the effects of derivative settlements:(2)(3)
Oil ($ per Bbl)	$71.61	$74.25	$65.17	$69.70	$67.28
Natural gas ($ per Mcf)	$0.26	$(3.33)	$(0.16)	$(1.48)	$(0.02)
NGLs ($ per Bbl)	$5.08	$(4.71)	$(0.66)	$(1.46)	$1.34

Basic weighted average common shares outstanding (in thousands)(4)	20,945	20,937	21,164	20,918	21,139
Diluted weighted average common shares outstanding (in thousands)(5)	20,945	21,255	21,263	21,221	21,178
___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(2)The Company's oil, natural gas and NGL sales are presented net of gathering, processing and transportation costs. These costs, related to natural gas and NGLs, at times exceeded the price received and resulted in negative average realized prices.
(3)The Company's calculation of the effects of derivative settlements includes gains (losses) on the settlement of our commodity derivative contracts. These realized gains (losses), along with unrealized gains (losses) from changes in the fair value of derivatives, are included under other income (expense) on the Company’s condensed consolidated statements of operations.
(4)Excludes all unvested shares.
(5)Excludes potentially dilutive shares that would have been anti-dilutive. Performance shares are included based on performance achieved through September 30, 2026. For periods with a net loss, all potentially dilutive securities are excluded, as their effect would be anti-dilutive.

Exhibit 99.1
2026 GUIDANCE
Riley Permian is providing fourth quarter detailed guidance based on currently scheduled development activity and current market conditions. The average working interest on gross operated wells drilled is subject to change and may have corresponding impacts on net production volumes and investing expenditures.

Activity and Production	Q4 2026
Net Operated Well Activity
Drilled (#)	13 - 17
Completed (#)	13 - 17
Turned to Sales (#)	14 - 18

Non-Operated, Net (#)	0 - 1

Net Production
Oil (MBbls/d)	25.5 - 26.5
Total Equivalent (MBoe/d)	42.5 - 43.5

Capital Expenditures and Investments (in millions)(1)
Upstream	$60 - $70
Infrastructure and Other	$14 - $16
Total Capital Expenditures	$74 - $86

Power JV Investment	$2
Total Investments	$76 - $88

Operating and Corporate Costs	Q4 2026
Lease Operating Expenses ($ per Boe)	$8.75 - $9.75
Production and Ad Valorem Taxes (% of Revenue)	7.5% - 8.5%
Administrative Costs ($ per Boe)	$2.00 - $2.50
___________________
(1)Accrual (activity-based) investing expenditures before acquisitions

Exhibit 99.1
CONFERENCE CALL
In connection with the earnings release, Riley Permian management will host a conference call for investors and analysts on November 5, 2026 at 9:00 a.m. CT to discuss the Company's results and to host a Q&A session. Interested parties are invited to participate by calling:
•Toll Free Dial-In, +1 (833) 461-5787
•Toll Dial-in, +1 (585) 542-9983
•Meeting ID number 124 912 180
An updated company presentation, which will include certain items to be discussed on the call, will be posted prior to the call on the Company's website (www.rileypermian.com).
A replay of the call will be available until November 19, 2026 by calling:
•Toll Free Dial-In, +1 (833) 309-1852
•Meeting ID number 124 912 180
About Riley Exploration Permian, Inc.
Riley Permian is a growth-oriented upstream oil and gas company operating in Texas and New Mexico with infrastructure projects that complement our operations. For more information, please visit www.rileypermian.com.
Investor Contact:
Ben McQueen
405-438-0126
IR@rileypermian.com

Exhibit 99.1
Cautionary Statement Regarding Forward Looking Information and Guidance
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets,” “forecasts” or comparable terminology or by discussions of strategy or trends. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties the Company is exposed to. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to: the volatility of oil, natural gas and NGL prices, including basis differentials between published indices and the prices we actually receive for our production; regional supply and demand factors, any delays, curtailment delays or interruptions of production, and any governmental order, rule or regulation that may impose production limits; cost and availability of gathering, pipeline, refining, transportation, power and other midstream and downstream activities, which could result in a prolonged shut-in of our wells that may adversely affect our reserves, financial condition and results of operations; severe weather and other risks that lead to a lack of any available markets; our ability to successfully complete mergers, acquisitions or divestitures; the inability or failure of the Company to successfully integrate the acquired assets into our operations and development activities; the potential delays in the development, construction or start-up of planned projects; failure to realize any of the anticipated benefits of our joint ventures or other equity investments; risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells, including uncertainties in San Andres development, well spacing and the applicability of offset-well results to our acreage; inability to prove up undeveloped acreage and maintain production on leases; any reduction in our borrowing base on our Credit Facility from time to time and our ability to repay any excess borrowings as a result of such reduction; the impact of our derivative strategy and the results of future settlement; our ability to comply with the financial covenants contained in our Credit Facility and Senior Notes; changes in general economic, business or industry conditions, including changes in inflation rates, interest rates and foreign currency exchange rates; conditions in the capital, financial and credit markets and our ability to obtain capital needed to fund our exploration and development on favorable terms or at all; the loss of certain tax deductions; risks associated with executing our business strategy, including any changes in our strategy; risks associated with concentration of operations in one major geographic area; legislative or regulatory changes, including initiatives related to hydraulic fracturing, regulation of greenhouse gases, water conservation, seismic activity, weatherization, or protection of certain species of wildlife, or of sensitive environmental areas; the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be restricted by governmental regulation and legislation; restrictions on the use of water, including limits on the use of produced water and any potential moratorium on new produced water well permits recently imposed by the Railroad Commission of Texas or New Mexico Oil Conservation Division in an effort to control induced seismicity in the Permian Basin; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; public health crisis, such as pandemics and epidemics, and any related government policies and actions and the effects of such public health crises on the oil and natural gas industry, pricing and demand for oil and natural gas and supply chain logistics; general domestic and international economic, market and political conditions, including military conflicts, global economic growth, unpredictability of new tariffs, actions of OPEC+ countries and changes to the current political environment under the current administration; risks related to litigation; and cybersecurity threats, technology system failures and data security issues.
The estimates and guidance presented in this release are based on assumptions of current and future capital expenditure levels, prices for oil, natural gas and NGLs, available liquidity, indications of supply and demand for oil, well results, operating costs and the timing and completion of pending projects and acquisitions. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of

Exhibit 99.1
which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance.
Please read the "Risk Factors" in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein. Additional factors that could cause results to differ materially from those described above can be found in Riley Permian’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC and available from the Company’s website at www.rileypermian.com under the “Investor” tab, and in other documents the Company files with the SEC.
The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30, 2026	December 31, 2025
	(In thousands, except share amounts)
Assets
Current Assets:
Cash	$26,833	$17,889
Accounts receivable, net	92,010	41,045
Prepaid expenses	3,591	7,763
Inventory	5,305	7,929
Current derivative assets	89	19,141
Total Current Assets	127,828	93,767
Oil and natural gas properties, net (successful efforts)	1,109,695	995,539
Other property and equipment, net	23,623	21,872
Non-current derivative assets	829	5,117
Equity method investment	44,184	36,188
Funds held in escrow	—	1,196
Other non-current assets, net	14,450	15,899
Total Assets	$1,320,609	$1,169,578
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$36,025	$5,083
Accrued liabilities	52,475	37,690
Revenue payable	91,447	59,606
Current derivative liabilities	85,481	37
Current portion of long-term debt	20,000	20,000
Other current liabilities	24,016	34,089
Total Current Liabilities	309,444	156,505
Non-current derivative liabilities	8,821	112
Asset retirement obligations	64,089	59,977
Long-term debt	220,316	227,855
Deferred tax liabilities	87,897	86,119
Other non-current liabilities	3,859	4,768
Total Liabilities	694,426	535,336
Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.001 par value, 240,000,000 shares authorized; 22,153,785 and 21,718,800 shares issued at September 30, 2026 and December 31, 2025, respectively	22	22
Additional paid-in capital	310,138	306,660
Retained earnings	316,023	327,560
Total Shareholders' Equity	626,183	634,242
Total Liabilities and Shareholders' Equity	$1,320,609	$1,169,578

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands, except per share amounts)
Revenues:
Oil and natural gas sales, net	$201,203	$106,852	$480,934	$294,703
Total Revenues	201,203	106,852	480,934	294,703
Costs and Expenses:
Lease operating expenses	34,173	26,874	87,677	64,085
Production and ad valorem taxes	12,764	8,278	33,226	21,074
Exploration costs	2,086	217	3,519	273
Depletion, depreciation, amortization and accretion	32,478	27,214	82,849	65,915
Impairment of oil and natural gas properties	—	—	—	1,214
General and administrative:
Administrative costs	8,784	9,922	25,624	23,559
Stock-based compensation expense	4,169	2,688	10,388	6,742
Transaction costs	24	2,797	24	4,723
Total Costs and Expenses	94,478	77,990	243,307	187,585
Income from Operations	106,725	28,862	237,627	107,118
Other Income (Expense):
Interest expense, net	(6,731)	(9,606)	(19,858)	(23,438)
Gain (loss) on derivatives, net	(99,838)	1,920	(193,573)	14,790
Loss from equity method investment	(181)	(19)	(504)	(267)
Loss on acquisitions and divestitures, net	(3,254)	—	(4,990)	—
Total Other Income (Expense)	(110,004)	(7,705)	(218,925)	(8,915)
Net Income (Loss) from Operations before Income Taxes	(3,279)	21,157	18,702	98,203
Income tax benefit (expense)	879	(4,817)	(4,166)	(22,760)
Net Income (Loss)	$(2,400)	$16,340	$14,536	$75,443

Net Income (Loss) per Share:
Basic	$(0.11)	$0.77	$0.69	$3.57
Diluted	$(0.11)	$0.77	$0.68	$3.56
Weighted Average Common Shares Outstanding:
Basic	20,945	21,164	20,918	21,139
Diluted	20,945	21,263	21,221	21,178

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026		2025
	(In thousands)
Cash Flows from Operating Activities:
Net income (loss)	$(2,400)	$16,340	$14,536		$75,443
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Exploration costs	2,086	202	3,465		212
Depletion, depreciation, amortization and accretion	32,478	27,214	82,849		65,915
Impairment of oil and natural gas properties	—	—	—		1,214
(Gain) loss on derivatives, net	99,838	(1,920)	193,573		(14,790)
Settlements on derivative contracts	(28,195)	2,263	(76,080)		8,529
Amortization of deferred financing costs and discount	1,193	1,197	3,560		3,570
Stock-based compensation expense	4,169	2,688	10,388		6,742
Deferred income tax (benefit) expense	(3,147)	6,331	1,778		9,371
Loss from equity method investment	181	19	504		267
Loss on acquisitions and divestitures, net	1,729	—	2,587		—
Other	—	—	—		(8)
Changes in operating assets and liabilities	3,371	9,316	(15,181)	—	(8,794)
Net Cash Provided by Operating Activities	111,303	63,650	221,979		147,671
Cash Flows from Investing Activities:
Additions to oil and natural gas properties	(65,163)	(14,292)	(162,027)		(55,230)
Additions to midstream property and equipment	(135)	(14,134)	(1,545)		(20,428)
Additions to other property and equipment	(283)	(601)	(1,480)		(1,237)
Net assets acquired in business combination	—	(117,827)	—		(117,827)
Acquisitions of oil and natural gas properties	(515)	(23)	(5,339)		(2,161)
Acquisitions of land	(422)	—	(970)		—
Proceeds from divestitures	—	—	8,206		—
Contributions to equity method investment	(2,000)	(8,500)	(8,500)		(14,750)
Distributions from equity method investment	—	—	1,487		—
Funds held in escrow	319	13,005	319		(1,196)
Net Cash Used in Investing Activities	(68,199)	(142,372)	(169,849)		(212,829)
Cash Flows from Financing Activities:
Deferred financing costs	(69)	(79)	(177)		(243)
Proceeds from credit facility	6,000	125,000	83,000		155,000
Repayments under credit facility	(29,000)	(29,000)	(78,000)		(45,000)
Repayments of senior notes	(5,000)	(5,000)	(15,000)		(15,000)
Payment of earnout liability	(350)	—	(660)		—
Payment of cash dividends	(8,401)	(8,719)	(25,439)		(24,840)
Repurchase of common shares	—	—	(4,902)		—
Repurchase of common shares for tax withholding and other	(137)	(1,047)	(2,008)		(1,424)
Net Cash (Used in) Provided by Financing Activities	(36,957)	81,155	(43,186)		68,493
Net Increase in Cash	6,147	2,433	8,944		3,335
Cash, Beginning of Period	20,686	14,026	17,889		13,124
Cash, End of Period	$26,833	$16,459	$26,833		$16,459

Exhibit 99.1
DERIVATIVE INSTRUMENTS
The Company’s oil and natural gas derivative contracts consisted of fixed price swaps, costless collars and basis swaps. The following table summarizes the open financial derivatives as of November 2, 2026, related to our future oil and natural gas production:

	2026 (1)	2027				2028
	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter
Oil
WTI Oil Swaps
Volume (Bbl)	820,000	725,000	690,000	630,000	605,000	330,000
Weighted average price ($/Bbl)	$61.42	$61.48	$62.72	$61.38	$61.62	$70.18

WTI Oil Collars
Volume (Bbl)	550,000	475,000	537,000	530,000	465,000	270,000	90,000
Weighted average floor price ($/Bbl)	$57.75	$57.15	$55.84	$55.57	$58.23	$56.67	$60.00
Weighted average ceiling price ($/Bbl)	$69.59	$66.42	$67.97	$70.51	$76.92	$75.77	$80.65

Natural Gas
Henry Hub Natural Gas Swaps
Volume (MMBtu)	500,000	600,000
Weighted average price ($/MMBtu)	$4.07	$4.19

Henry Hub Natural Gas Collars
Volume (MMBtu)	600,000	450,000
Weighted average floor price ($/MMBtu)	$3.43	$3.80
Weighted average ceiling price ($/MMBtu)	$4.79	$5.84

Waha Basis Swaps
Volume (MMBtu)	3,450,000	3,150,000	3,150,000	3,150,000	3,150,000	1,800,000
Weighted average price ($/MMBtu)	$(1.58)	$(0.94)	$(0.95)	$(0.95)	$(0.95)	$(1.01)
___________________
(1)Q4 2026 derivative positions shown include 2026 contracts, some of which have settled as of November 2, 2026.
Interest Rate Contracts
The following table summarizes the open interest rate derivative positions as of November 2, 2026:

Open Coverage Period	Position	Notional Amount	Fixed Rate
		(In thousands)
November 2026 - April 2027	Long	$45,000	3.90%